Designated Filer:  Warburg Pincus Private Equity IX, L.P.
Issuer & Ticker Symbol:  Builders FirstSource, Inc. (BLDR)
Date of Event Requiring Statement:  March 10, 2008
                                                                    Exhibit 99.2

                        JOINT FILERS' NAMES AND ADDRESSES


1.   Name:    Warburg Pincus IX LLC
     Address: c/o Warburg Pincus LLC
              466 Lexington Avenue
              New York, NY 10017

2.   Name:    Warburg Pincus Partners LLC
     Address: c/o Warburg Pincus LLC
              466 Lexington Avenue
              New York, NY 10017

3.   Name:    Warburg Pincus LLC
     Address: 466 Lexington Avenue
              New York, NY 10017

4.   Name:    Warburg Pincus & Co.
     Address: c/o Warburg Pincus LLC
              466 Lexington Avenue
              New York, NY 10017

5.   Name:    Charles R. Kaye
     Address: c/o Warburg Pincus LLC
              466 Lexington Avenue
              New York, NY 10017

6.   Name:    Joseph P. Landy
     Address: c/o Warburg Pincus LLC
              466 Lexington Avenue
              New York, NY 10017